Exhibit 10.17

Aspen University Inc.
224 W. 30th Street, Suite 604
New York, NY 10001

December 31, 2011

Mr. Michael Mathews
224 W. 30th Street, Suite 604
New York, NY 10001

Re:           Deferred Salary Waiver

Dear Mr. Mathews:

This letter agreement is in reference to that certain employment agreement (the “Employment Agreement”) dated May 19, 2011 by and between Aspen University Inc., a Delaware corporation (the “Company”), and yourself. This letter agreement documents your agreement to (i) waive $62,500 of accrued, but unpaid, base salary due from the Company to you under the Employment Agreement, and (ii) reduce your base salary under the Employment Agreement by 50% until such time as the Chief Executive Officer of the Company or the board of directors of the Company determines that the Company has sufficient cash flow to pay the amount originally agreed to in your Employment Agreement.

If the foregoing is acceptable to you, please sign in the place indicated below and return an executed copy to us.

Sincerely,

/s/ David Garrity

David Garrity
Chief Financial Officer

AGREED AND ACCEPTED:

/s/ Michael Mathews___________
Michael Mathews